Exhibit 99

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that they are jointly filing this statement on Schedule 13G. Each of them is responsible for the timely filing of such statement and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement as of the 10th day of February, 2022.

Scooby Aggregator, LP
By:	Scooby Aggregator GP, LLC, its general partner

By:	/s/ Cameron Breitner
Name: Cameron Breitner
Title: Authorized Signatory

Scooby Aggregator GP, LLC
By: Scooby LP, its sole member

By:	/s/ Cameron Breitner
Name: Cameron Breitner
Title: Authorized Signatory

Scooby LP
By:	Scooby GP LLC, its general partner

By:	/s/ Cameron Breitner
Name: Cameron Breitner
Title: Authorized Signatory

Scooby GP LLC
By:	/s/ Cameron Breitner
Name: Cameron Breitner
Title: Authorized Signatory

CVC Pet LP
By:	CVC Scooby GP Limited, its general partner

By:	/s/ Cameron Breitner
Name: Cameron Breitner
Title: Authorized Signatory

CVC Scooby Jersey GP Limited

By:	/s/ Johanna Karhukorpi
Name: Johanna Karhukorpi
Title: Director

CVC Capital Partners VI Limited
By:	/s/ Carl Hansen
Name: Carl Hansen
Title: Director